EXHIBIT 21

                            HOST INTERNATIONAL, INC.
                            LISTING OF SUBSIDIARIES


              DOMESTIC                                             FOREIGN
-------------------------------------      --------------------------------------------------------

State:  California                         Country:  Australia
    The Gift Collection, Inc.                   Marriott Airport Concessions Pty Ltd.
    Host Gifts, Inc.                            Host Services Pty Ltd.

State:  Delaware                           Country:  Canada
    Michigan Host, Inc.                         Host International of Canada, Ltd.
    Host Services of New York, Inc.
    Las Vegas Terminal Restaurants, Inc.   Country:  Malaysia
    Turnpike Restaurants, Inc.                  Host (Malaysia) Sdn. Bhd.
    Host Marriott Services U.S.A., Inc.
    HMS Holdings, Inc.                     Country:  The Netherlands
    Cincinnati Terminal Services, Inc.          Horeca Exploitatie Maatschappij Schiphol, B.V.
    Cleveland Airport Services, Inc.            Host of Holland, B.V.
    HMS Airport Terminal Services, Inc.
    HMS B&L, Inc.                          Country:  China
    HMS Host Family Restaurants, LLC            Shenzhen Host Catering Company, Ltd.

State:  Florida                            Country:  France
    Sunshine Parkway Restaurants, Inc.          Host Services (France) SAS

State:  Kansas                             Country:  Poland
    Host International, Inc. of Kansas          Host International (Poland) Sp.zo.o.

State:  Maryland
    Host International, Inc. of Maryland
    Host Marriott Services Family
        Restaurants, Inc.

State:  Ohio
    Gladieux Corporation

State:  Texas
    Host Services, Inc.


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